811 Number    Subsidiary Name

For period ending January 31, 1997  Attachment 77D

File Number 811-8764

Managed Accounts Services Portfolio Trust

     On September 25, 1996, the Trust's board approved an amendment to its non-fundamental investment policies to permit investment by the Trust in First Tier securities (as defined in Rule 2A-7 under the Investment Company Act of 1940) of foreign issuers.

Form 10f-3       Fund:   Managed Accounts Services Portfolio Trust

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.     Issuer:   Pharmacia and Upjohn Inc.

2.     Date of Purchase:   7/23/96

3.     Date Offering commenced:  7/24/96

4.     Underwriters from whom purchased:   Merrill Clearing Agent, Merrill
       & Goldman Co-managers.

5.     "Affiliated Underwriters" managing or participating in syndicate:
        PaineWebber

6.     Aggregate principal amount of purchase:  $576,000

7.     Aggregate principal amount of offering:  $2,000,261,360

8.     Purchase price (net of fees and expenses):  40

9.     Inital public offering price:  40

10.    Commission, spread or profit:                %        $.48

11.    Have the following conditions been satisfied?

YES      NO

       a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are "municipal securites" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.

_____X_________

      b. The securites were purchased prior to the end of the end first full business day of the offering at not more than the intial offering price (or, if a rights offering, , the securities were purchased on or before the fourth day preceding the day on which the offering terminated.


____X___


_______

c.   The underwriting was a firm commitment underwriting.
___X____
_______

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

____X___

_______

e. (1) If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.

____X___

_______


    (2) If securities are municipal securities, the issue of securites has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.

f. The amount of such securities purchased by all the investment companies advised by Advisor did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.


____X____



g.   The purchase price was less than 3% of the Fund's total assets.


____x____


h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to account of any Affilated Underwriter.


____X____




Approved: Aurea Sulit                                  Date: 07/24/96



Exhibit 77Q (1)



SUB-ADVISORY AGREEMENT


     Agreement made as of October 31, 1996 between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and CHANCELLOR LGT Asset Management, Inc. (formerly known as Chancellor Capital Management, Inc. ("Chancellor")), a Delaware corporation ("Sub-Adviser" or "Chancellor LGT") (the "Agreement").


     RECITALS

     (1) Mitchell Hutchins has entered into a Management Agreement dated June 15, 1995 ("Management Agreement") with Managed Accounts Services Portfolio Trust

"Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") with respect to the PACE LARGE COMPANY GROWTH EQUITY INVESTMENTS ("Portfolio") series of the Trust; and

     (2) Mitchell Hutchins entered into a Sub-Advisory Agreement dated as of June 15, 1995 (the "Original Sub-Advisory Agreement") with Chancellor with respect to the Portfolio, pursuant to which Chancellor agreed to furnish certain investment advisory services;

     (3) Effective October 31, 1996, Chancellor was acquired by Liechtenstein Global Trust, AG, with the resulting organization to be known as Chancellor LGT Asset Management, Inc. As a result of this transaction, the Original Sub-Advisory Agreement between Mitchell Hutchins and Chancellor automatically terminated; and


4)  Mitchell Hutchins and Chancellor LGT wish to enter into a new
Sub-Advisory Agreement embodying substantially the same terms and provisions as the Original Sub-Advisory Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. Appointment. Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   Duties as Sub-Adviser.


b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.


c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.


s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Trust Instrument, By-Laws and currently effective registration statement under the 1940 Act and any amendments or supplements thereto ("Registration Statement") and with the written instructions and written directions of the Board and Mitchell Hutchins and will comply with the applicable requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended
"Advisers Act"),  the
rules under each, Subchapter M of the Internal Revenue Code as applicable to regulated investment companies, and all other applicable federal and state laws and regulations. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the Sub-Adviser's duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or Mitchell Hutchins shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance.

     4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or Mitchell Hutchins.

     5.   Compensation.


a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Mitchell Hutchins, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of
 .30% of the Portfolio's average daily net assets (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.

     (b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.


a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement;
iv) has
the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents or the appropriate regulatory authority to examine the reports required to be made to the Sub-Adviser by Rule 17j-1
c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

     (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

     (d) The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager
a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities; provided, however, that clause (ii) shall not apply when Mitchell Hutchins enters into a sub-advisory agreemtn with a sub-adviser without such vote pursuant to the terms of the SEC order received by the Trust.


b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from its effective date. Thereafter, if not terminated, this Agreement shall continue for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
ii)
by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by Mitchell Hutchins: (i) upon 120 days' written notice to the Sub-Adviser;
1)

     SUB-ADVISORY AGREEMENT


     Agreement made as of December 16, 1996 between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and DELAWARE MANAGEMENT COMPANY, INC., a Delaware corporation ("Sub-Adviser") (the "Agreement").

     RECITALS

     (1) Mitchell Hutchins has entered into a Management Agreement dated June 15, 1995 ("Management Agreement") with Managed Accounts Services Portfolio Trust ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended
"1940 Act") with respect to PACE
Small/Medium Company Growth Equity Investments ("Portfolio"), a series of the Trust; and

     (2) Mitchell Hutchins wishes to retain the Sub-Adviser to furnish certain investment advisory services with respect to the Portfolio, and the Sub-Adviser is willing to furnish those services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. Appointment. Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   Duties as Sub-Adviser.


b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.


c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolio and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.


s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Trust Instrument, By-Laws and currently effective registration statement under the 1940 Act and any amendments or supplements thereto ("Registration Statement") and with the written instructions and written directions of the Board and Mitchell Hutchins and will comply with the applicable requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended
"Advisers Act"),  the
rules under each, Subchapter M of the Internal Revenue Code as applicable to regulated investment companies, and all other applicable federal and state laws and regulations. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the Sub-Adviser's duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or Mitchell Hutchins shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the Sub-Adviser shall have to come into compliance.

     4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or Mitchell Hutchins.

     5.   Compensation.


a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Mitchell Hutchins, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of
 .40% of the Portfolio's average daily net assets (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.

     (b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.


a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement;
iv) has
the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics to the extent that the code applies, directly or indirectly, to the services the Sub-Adviser provides under this Agreement or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents or the appropriate regulatory authority to examine the reports required to be made to the Sub-Adviser by Rule 17j-1
c)(1)
and all other records relevant to the Sub-Adviser's code of ethics to the extent those reports and records apply, directly or indirectly, to the services the Sub-Adviser provides under this Agreement.

     (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

     (d) The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager
a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities; provided, however, that clause (ii) shall not apply when Mitchell Hutchins enters into a sub-advisory agreement with a sub-adviser without such vote pursuant to the terms of the SEC order received by the Trust.


b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (I) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
ii)
by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by Mitchell Hutchins: (i) upon 120 days' written notice to the Sub-Adviser;